Exhibit 10.2

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”), dated as of July 27, 2018, by and among NorthWest Indiana Bancorp (the “Company”), the wholly-owned subsidiary of the Company, Peoples Bank SB (“Peoples Bank,” and collectively with the Company, the “Bank” unless otherwise noted), and Benjamin J. Bochnowski (the “Executive”).

WHEREAS, the Company, Peoples Bank, and the Executive entered into an Employment Agreement, dated as of August 1, 2017 (the “Employment Agreement”);

WHEREAS, the Executive has served as the President and Chief Executive Officer of the Bank pursuant to the Employment Agreement; and

WHEREAS, the parties now desire to make certain modifications to the Employment Agreement as set forth in this Amendment;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties hereby agree that the Employment Agreement shall be, and it hereby is, amended as follows:

1.             Other Benefits; Vacation. Section 6 (b) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Vacation. Notwithstanding anything herein to the contrary, the Executive shall be entitled to a maximum of six weeks vacation to be taken during such times as may be chosen by the Executive. Any vacation time not taken during any calendar year and any unused vacation days in existence as of the date hereof may be taken with the consent of the Compensation Committee of the Board, which consent shall not be unreasonably withheld. Vacation time for each calendar year shall be considered earned as of the first day of each calendar year.”

2.             Defined Terms. All capitalized terms not otherwise defined in this Amendment shall have the meanings given to them in the Employment Agreement.

3.             Counterparts. This Amendment may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same instrument.

4.             Miscellaneous. Except as specifically amended by the terms of this Amendment, all other terms and conditions of the Employment Agreement are and shall remain in full force and effect for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

NORTHWEST INDIANA BANCORP

/s/ Amy W. Han
Name: Amy W. Han
Title: Chair, Compensation Committee

PEOPLES BANK SB

/s/ Amy W. Han
By: Amy W. Han
Title: Chair, Compensation Committee

/s/ Benjamin J. Bochnowski
By: Benjamin J. Bochnowski